UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1120 Avenue of the Americas, 4th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The OLB Group, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”) which became effective on April 26, 2024 to effect a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) The Reverse Stock Split was approved by the Company’s stockholders at a special meeting on April 26, 2024.

As a result of the Reverse Stock Split, every ten (10) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split and any fractional shares resulting from the reverse stock split were rounded down to the nearest number of whole shares so that we will issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. Following the Reverse Stock Split, the number of shares of Common Stock outstanding was reduced from 18,103,462 shares to 1,810,346 shares. The shares of Common Stock underlying the Company’s outstanding stock options and warrants will be similarly adjusted along with corresponding adjustments to their exercise prices. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 50,000,000 shares.

The Company’s transfer agent, Transfer Online, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Common Stock will begin trading on a reverse stock split-adjusted basis as of May 6, 2024. The ticker symbol for our Common Stock will remain “OLB”.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the stockholders of the Company approved the four proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

1.  Approve the Amendment to the Company’s Certificate of Incorporation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,839,680	1,476,774	51,151	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 26, 2024.

99.1	Press Release dated May 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2024

THE OLB GROUP

By:	/s/ Ronny Yakov
Name: Title:	Ronny Yakov Chief Executive Officer

2